EXHIBIT 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BYTE ACQUISITION CORP.

BYTE Acquisition Corp. (the “Corporation”) a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article I, in its entirety and replacing it with a new Article I, to read as follows:

ARTICLE I

The name of the corporation is Airship AI Holdings, Inc. (the “Corporation”).

SECOND: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by replacing all other references to “BYTE Acquisition Corp.” with “Airship AI Holdings, Inc.”.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FOURTH: This Certificate of Amendment to Certificate of Incorporation has been duly adopted in accordance with Section 242 of the DGCL by the directors of the Corporation.

*          *          *

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment on the 20th day of December, 2023.

BYTE ACQUISITION CORP., a Delaware corporation

By:	/s/ Samuel Gloor
Name:	Samuel Gloor
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Certificate of Amendment to Certificate of Incorporation]

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